EXHIBIT 23.1
                                                                    ------------


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Waste Connections, Inc. Registration Statements listed below of our report dated February 13, 2004, except for paragraph 1 of Note 16, as to which the date is March 2, 2004 and paragraph 2 of Note 16, as to which the date is March 3, 2004, with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003:

         Registration Statement (Form S-8 No. 333-42096) pertaining to the
           Second Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc.;

         Registration Statement (Form S-8 No. 333-72113) pertaining to the First
           Amended and Restated 1997 Stock Option Plan of Waste Connections,
           Inc.;

         Registration Statement (Form S-8 No. 333-63407) pertaining to the 1997
           Stock Option Plan of Waste Connections, Inc.;

         Registration Statement (Form S-8 No. 333-83172) pertaining to the 2002
           Stock Option Plan and 2002 Senior Management Equity Incentive Plan of Waste Connections, Inc.;

         Registration Statement (Form S-8 No. 333-90810) pertaining to the 2002
           Restricted Stock Plan;

         Registration Statement (Form S-8 No. 333-102413) pertaining to the
           Consultant Incentive Plan;

         Registration Statement (Form S-4 No. 333-65615);

         Registration Statement (Form S-4 No. 333-83825);

         Registration Statement (Form S-3 No. 333-87269);

         Registration Statement (Form S-3 No. 333-87703);

         Registration Statement (Form S-3 No. 333-62322);

         Registration Statement (Form S-3 No. 333-97231);

         Registration Statement (Form S-3 No. 333-76722).


                                       /s/ Ernst & Young LLP



Sacramento, California
March 11, 2004